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                                                                    EXHIBIT 21.1

                               SUBSIDIARIES OF MIC

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COMPANY NAME                                             STATE OF INCORPORATION
AAC Subsidiary, LLC                                      Delaware
Atlantic Aviation Corporation                            Delaware
Atlantic Aviation Flight Support, Inc.                   Delaware
Atlantic Aviation Holding Corporation                    Delaware
Atlantic Aviation Philadelphia, Inc.                     Delaware
Brainard Airport Services, Inc.                          Connecticut
Bridgeport Airport Services, Inc                         Connecticut
BTV Avcenter, Inc.                                       Delaware
Charter Oak Aviation, Inc.                               Connecticut
Communications Infrastructure LLC                        Delaware
ETT National Power, Inc.                                 Illinois
ETT Nevada, Inc.                                         Nevada
Executive Air Support, Inc                               Delaware
FLI Subsidiary, LLC                                      Delaware
Flightways of Long Island, Inc.                          New York
General Aviation Holdings, LLC                           Delaware
General Aviation of New Orleans, LLC                     Louisiana
General Aviation, LLC                                    Louisiana
ILG Avcenter, Inc.                                       Delaware
Macquarie Airports North America Inc.                    Delaware
Macquarie Americas Parking Corporation                   Delaware
Macquarie Aviation North America 2 Inc.                  Delaware
Macquarie Aviation North America Inc.                    Delaware
Macquarie District Energy Holdings LLC                   Delaware
Macquarie District Energy Inc.                           Delaware
Macquarie FBO Holdings LLC                               Delaware
Macquarie Infrastructure Company Inc. (d/b/a Macquarie
Infrastructure Company (US))                             Delaware
Macquarie Yorkshire Limited                              United Kingdom
Macquarie Yorkshire LLC                                  Delaware
MDE Thermal Technologies Inc.                            Illinois
MIC European Financing S.a.r.l                           Luxembourg
Newport FBO Two LLC                                      Delaware
North America Capital Holding Company                    Delaware
Northwind Aladdin LLC                                    Nevada
Northwind Chicago LLC                                    Delaware
Northwind Midway, LLC                                    Delaware
Palm Springs FBO Two LLC                                 Delaware
Parking Company of America Airports Holdings, LLC        Delaware
Parking Company of America Airports Phoenix, LLC         Delaware
Parking Company of America Airports, LLC                 Delaware
PCA Airports, Ltd.                                       Texas
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
PCAA Chicago, LLC                                        Delaware
PCAA GP, LLC                                             Delaware
PCAA LP, LLC                                             Delaware
PCAA Missouri, LLC                                       Delaware
PCAA Oakland, LLC                                        Delaware
PCAA Parent, LLC                                         Delaware
PCAA Properties, LLC                                     Delaware
Seacoast (PCAA) Holdings Inc.                            Delaware
South East Water LLC                                     Delaware
Thermal Chicago Corporation                              Delaware
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